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                            DEMAND PROMISSORY NOTE

$275,737.00                      Dallas, Texas                  August 15, 1995


   FOR VALUE RECEIVED, the undersigned, ARKANSAS RESTAURANTS # 10, L.P. ("Maker"), promises to pay to the order of U.S. RESTAURANT PROPERTIES OPERATING, L.P., a Delaware limited partnership ("Payee"), at 5310 Harvest Hill Road, Suite 270, Lock Box 168, Dallas, Texas 75230, or such other place as Payee or any subsequent holder hereof (in either case, "Noteholder") may direct, the principal sum of Two Hundred Seventy-Five Thousand Seven Hundred Thirty-Seven and No/100 Dollars ($275,737.00), or so much as Payee may advance to Maker pursuant to the Fourth Amendment to Purchase Agreement dated August 15, 1995 by and among Food Facts, Inc.; Samuel G. Hodges, Claudia Hodges, William Wesley Hodges, Maker, Payee and Joseph Hickey, together with interest accrued on the unpaid balance of this Note as it may exist from time to time at an annual interest rate of nine percent (9.00%). All principal and accrued interest under this Note are payable upon five (5) days written notice by Payee.

   All amounts payable under this Note are payable in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of such payment. All past due principal and interest shall bear interest at the rate provided hereunder plus three percent (3.00%).

   Maker reserves the right and privilege to make prepayments of principal and interest at any time, and from time to time, in whole or in part, without notice, premium, penalty or fee, each such partial prepayment of principal to be applied to the next installment of principal hereunder, and each such partial prepayment of interest to be applied to the next installment of interest hereunder.

   Notwithstanding anything to the contrary contained in this Note or executed in connection herewith, no event which would otherwise constitute a default in the payment of principal or interest hereunder shall be deemed to constitute a default unless the same shall have continued uncured for a period of fifteen (15) days after receipt by Maker of written notice thereof from Noteholder. In the event any such default continues uncured after receipt of notice thereof as aforesaid, the unpaid principal balance of this Note and all accrued interest hereon shall, at the option of Noteholder, immediately become due and payable without presentment, protest, or demand, or other notice of any kind. If this Note is not paid at maturity, howsoever such maturity may be brought about, and the same is collected


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through court through legal action, Maker agrees to pay Noteholder's reasonable attorneys' fees incurred for such collection.

   Except as otherwise expressly provided for herein, Maker waives demand, presentment, protest, notice of nonpayment, and notice of protest.

   Any notice required hereunder shall be deemed to be delivered upon the earlier to occur of (i) actual receipt by the addressee, or (ii) three (3) days following deposit in the United States mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Maker or Noteholder, as the case may be, as follows:

    Maker:         Arkansas Restaurants # 10, L.P.
                   5310 Harvest Hill Road
                   Suite 270, Lock Box 168
                   Dallas, Texas 75230

    Noteholder:    U.S. Restaurant Properties Operating L.P.
                   5310 Harvest Hill Road
                   Suite 270, Lock Box 168
                   Dallas, Texas 75230


Either Maker or Noteholder may change its address for notice purposes by sending a written notice of change of address to the other party.

   If and when included within the term "Noteholder" or "Maker" there is more than one person or entity, all such persons and entities shall jointly arrange among themselves for their joint execution and delivery of a notice to the other specifying some person or entity at some specific address (i) for the receipt of all notices, demands, payment or other documents on behalf of all such persons and entities, (ii) to execute any and all documents, consents and instruments required to be executed by such persons and entities under the terms hereof, and (iii) to take any and all action required or permitted to be taken by such persons and entities. All persons and entities included within the terms "Noteholder" or "Maker" respectively, shall be bound by notices, demands payments and documents given in accordance with the provisions of this paragraph to the same extent as if each had received such notice, demand, payment or document.

   The Note shall be governed and construed in accordance with the laws of the State of Texas.


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   IN WITNESS WHEREOF, the undersigned Maker has executed this Note as of the day and year first above written.


                             ARKANSAS RESTAURANTS #10, L.P.
                             By: North American Restaurant Management, Inc.


                             By: _____________________________

                             Its: ____________________________